UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 21, 2005

CORINTHIAN COLLEGES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-25283	33-0717312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

6 Hutton Centre Drive, Suite 400		92707
Santa Ana, California		(Zip Code)
(Address of principal executive offices)
(714) 427-3000
Registrant’s telephone number, including area code
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On September 22, 2005, Corinthian Colleges, Inc. (the “Company”) announced that its wholly-owned subsidiary, CDI Career Development Institutes Ltd. (“CDI”), had signed an asset sale agreement with Halifax, Nova Scotia-based CrossOff Incorporated (“CrossOff”) pursuant to which CrossOff will acquire substantially all of the assets of CDI’s corporate training division, CDI Education.
     Under the terms of the agreement, CrossOff will make a cash payment to CDI at closing of Cdn$19 million, subject to a working capital adjustment that will be made 90 days after closing. The transaction is expected to close during the Company’s fiscal 2006 second quarter ending December 31, 2005, and is subject to approval by CrossOff’s shareholders and other customary conditions to closing.
     For information regarding the terms and conditions of the sale of substantially all of the assets of CDI Education, including the conditions to the completion of the sale, reference is made to the Asset Sale Agreement dated September 21, 2005, among CrossOff, CDI and CDI Corporate Education Services, Inc., a wholly-owned subsidiary of CDI, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference, and the press release dated September 22, 2005 announcing the sale, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference. The foregoing summary of the terms of the sale of CDI Education is qualified in its entirety by reference to these Exhibits.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.
The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.
Dated: September 27, 2005
/s/ Stan A. Mortensen

Stan A. Mortensen
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Sale Agreement, dated September 21, 2005, by and among CrossOff Incorporated, CDI Career Development Institutes Ltd. and CDI Corporate Education Services, Inc. *

99.1	Text of press release of Corinthian Colleges, Inc., issued September 22, 2005.

*	Certain of the schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule.